Exhibit 99

KANA ANNOUNCES THIRD QUARTER RESULTS

Company Narrows Loss In Q3

MENLO PARK, Calif. - October 21, 2003 - KANA® (NASDAQ: KANA), a leading provider of knowledge-powered customer service applications, today announced its financial results for the third quarter ended September 30, 2003.

Revenues for the third quarter of 2003 were $13.8 million, compared to $18.0 million in the third quarter of 2002 and $12.1 million in the second quarter of 2003. Net loss on a GAAP (Generally Accepted Accounting Principles) basis for the third quarter of 2003 was $4.1 million or $0.17 per share compared to $6.8 million or $0.30 per share in the third quarter of 2002 and $9.9 million or $0.43 per share in the second quarter of 2003.

"We continued our focus on the Global 100 institutions and continued to expand our relationships with our integration partners in the third quarter. We also made significant product advances to our EJB and .Net knowledge-powered CRM application suite," said Chuck Bay, CEO of KANA.

In the third quarter, KANA's customer engagements involved strategic systems integration partners such as Accenture, BearingPoint, and IBM Business Consulting Services. Third quarter customer deals were focused in KANA's key vertical markets and include: Hutchison Whampoa's third generation mobile operation '3', a large financial institution, telecommunication companies, and two major airlines among other global organizations.

Also in the third quarter, KANA was recognized as a 'company to watch' by CRM Magazine and its leading self-and assisted-service application, KANA IQ™ software was recognized by Customer Inter@ction Solutions with the CRM Excellence award. In addition, KANA received a 2003 RealWare award for innovative CRM for the deployment of the KANA iCARE™ suite at Blue Cross and Blue Shield of Minnesota.

KANA continues to develop visionary applications, including KANA IQ 8. KANA IQ 8 powers customer service by providing faster and more accurate request resolution, resulting in reduced service costs and improved customer satisfaction. KANA IQ 8 is the cornerstone of KANA's industry-leading Agent- Assisted and Self-Service solutions that are optimized for specific vertical markets, including high technology, telecommunications, financial services, government and healthcare.

Third Quarter 2003 Financial Highlights

Revenues:

KANA reported revenues of $13.8 million, compared to $18.0 million in the third quarter of 2002 and $12.1 million in the second quarter of 2003.

Combined license and maintenance revenue represented 91% of total revenues in the third quarter of 2003, compared to 93% in the third quarter of 2002 and 92% in the second quarter of 2003.

License revenue for the quarter was $5.1 million, compared to $8.8 million in the third quarter of 2002 and $3.2 million in the second quarter of 2003. Services revenue for the quarter was $1.2 million compared to $1.3 million in the third quarter of 2002 and $960,000 for the second quarter of 2003.

Earnings:

In the third quarter of 2003, KANA reported a GAAP net loss of $4.1 million or $0.17 per share, versus a net loss of $6.8 million or $0.30 per share in the third quarter of 2002 and a loss of $9.9 million or $0.43 per share in the second quarter of 2003.

Gross margin for the third quarter of 2003 was 79%, compared to 82% of total revenues for the third quarter of 2002 and 73% of total revenues for the second quarter of 2003.

Sales, marketing, R&D, and general and administrative expenses totaled $13.6 million in the third quarter of 2003, compared to $18.6 million in the third quarter of 2002 and $16.8 million in the second quarter of 2003.

Depreciation expense for the third quarter of 2003 was $1.9 million, compared to $2.3 million in the third quarter of 2002 and $2.2 million in the second quarter of 2003.

Balance Sheet:

Cash and short-term investments at the end of the third quarter of 2003 were $22.3 million, down from $25.8 million at June 30, 2003.

Net accounts receivable were $6.2 million at September 30, 2003, representing days sales outstanding (DSO) of 40 days, consistent with 40 days at June 30, 2003.

Total liabilities, excluding deferred revenue, decreased to $27.0 million at September 30, 2003, down from $29.0 million at June 30, 2003.

Quarterly Conference Call

KANA Software, Inc., will hold its third quarter 2003 earnings conference call on Tuesday, October 21, 2003 at 1:30 p.m. (PT) / 4:30 p.m. (ET). Investors are invited to listen to KANA's quarterly conference call on the investor relations section of the Web site at www.kana.com. A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

About KANA

KANA (NASDAQ: KANA) provides knowledge-powered customer service applications enabling organizations to better service, market to, and understand their customers and partners. Optimized for specific vertical industries, KANA's iCARE applications are in use at more than half of the world's largest 100 companies. An award-winning, modular suite of eCRM applications available on J2EE and .Net, KANA iCARE applications enable customers to do business when, where and how they want, improving customer experiences while decreasing costs in contact centers and marketing departments. KANA's partner-centric business model includes strategic relationships with the largest systems integrators in the world to support and sell KANA iCARE. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA's forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements may include statements about KANA's expected revenue, operating results, EBITDA, cash flows, long-term success, new business and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: potential inability to expand sales or delays in the completion of anticipated sales, competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA's products or services; potential inability to enhance and develop our products and services within budget and on schedule, attract and retain qualified employees, to manage cash and expenditures, or to manage our business in light of recent personnel reductions; KANA's history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Knowledge, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                       September 30,  December 31,
                                                             2003         2002
                                                         -----------  -----------
ASSETS
Current assets:
 Cash and short-term investments....................... $    22,268  $    32,498
 Accounts receivable, net..............................       6,167       10,269
 Prepaid expenses and other current assets.............       2,202        3,184
                                                         -----------  -----------
   Total current assets................................      30,637       45,951
Restricted cash........................................         457          448
Property and equipment, net............................      16,784       22,293
Intangible assets, principally goodwill................       7,448        8,901
Other assets...........................................       2,572        2,957
                                                         -----------  -----------
    Total assets....................................... $    57,898  $    80,550
                                                         ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable......................................... $     3,442  $     3,469
 Accounts payable......................................       3,287        3,908
 Accrued liabilities...................................      11,228       13,881
 Accrued restructuring costs...........................       3,539        2,834
 Deferred revenue......................................      21,070       26,392
                                                         -----------  -----------
  Total current liabilities............................      42,566       50,484
Accrued restructuring, less current portion............       5,553        8,114
                                                         -----------  -----------
    Total liabilities..................................      48,119       58,598
Total stockholders' equity.............................       9,779       21,952
                                                         -----------  -----------
    Total liabilities and stockholders' equity......... $    57,898  $    80,550
                                                         ===========  ===========

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                         Three Months Ended     Nine Months Ended
                                                             September 30,         September 30,
                                                        --------------------  --------------------
                                                           2003       2002       2003       2002
                                                        ---------  ---------  ---------  ---------
Revenues:
   License............................................ $   5,083  $   8,784  $  17,617  $  32,222
   Maintenance........................................     7,573      7,927     23,300     23,013
   Professional services..............................     1,177      1,316      3,080      5,125
                                                        ---------  ---------  ---------  ---------
Total revenues........................................    13,833     18,027     43,997     60,360
                                                        ---------  ---------  ---------  ---------
Cost of revenues:
   License............................................       578        548      2,003      2,569
   Maintenance........................................     1,368      1,053      4,152      3,373
   Professional services..............................     1,013      1,709      3,299     23,187
                                                        ---------  ---------  ---------  ---------
Total cost of revenues................................     2,959      3,310      9,454     29,129
                                                        ---------  ---------  ---------  ---------
Gross profit .........................................    10,874     14,717     34,543     31,231
                                                        ---------  ---------  ---------  ---------
Operating expenses:
   Sales and marketing................................     6,854      8,732     22,178     29,432
   Research and development...........................     4,718      6,389     16,741     19,539
   General and administrative.........................     1,981      3,458      7,651     10,061
   Amortization of intangible assets and
     stock-based compensation.........................     1,380      3,151      5,898     18,479
   Goodwill impairment................................        --         --         --     55,000
                                                        ---------  ---------  ---------  ---------
Total operating expenses..............................    14,933     21,730     52,468    132,511
                                                        ---------  ---------  ---------  ---------
Operating loss........................................    (4,059)    (7,013)   (17,925)  (101,280)
Other income, net.....................................         5        175        112        770
                                                        ---------  ---------  ---------  ---------
Loss from continuing operations.......................    (4,054)    (6,838)   (17,813)  (100,510)
Gain on disposal of discontinued operation............        --         --         --        381
Cumulative effect of accounting change related
  to the elimination of negative goodwill.............        --         --         --      3,901
                                                        ---------  ---------  ---------  ---------
Net loss.............................................. $  (4,054) $  (6,838) $ (17,813) $ (96,228)
                                                        =========  =========  =========  =========
Basic and diluted net loss per share:
  Loss from continuing operations..................... $   (0.17) $   (0.30) $   (0.77) $   (4.52)
  Gain on disposal of discontinued operation..........        --         --         --       0.02
  Cumulative effect of accounting change..............        --         --         --       0.17
                                                        ---------  ---------  ---------  ---------
  Net loss............................................ $   (0.17) $   (0.30) $   (0.77) $   (4.33)
                                                        =========  =========  =========  =========

Shares used in computing basic
  and diluted net loss per share......................    23,396     22,851     23,220     22,234

Contact:

KANA
Jessica Hohn, 508/598-3356
jhohn@kana.com
or
PAN Communications
kana@pancomm.com
or
Market Street Partners
Carolyn Bass, 415/321-2444
carolyn@marketstreetpartners.com